CO-PLACEMENT AGENT AGREEMENT
May 21, 2008
Carter Securities LLC
725 Fifth Avenue, 24th Floor
New York, NY 10022
Fordham Financial Management, Inc.
14 Wall Street, 18th Floor
New York, NY 10005
Dear Sirs:
     1. Introductory. PolyMedix Inc., a Delaware corporation (the “Company”) is offering (the “Offering”) up to $10 million of Units (the “Units”), each consisting of one share of the class of common stock of the Company (the “Shares”) and a warrant, exercisable for five years, to purchase one share of the class of common stock of the Company (the “Warrants” and together with the Shares, the “Securities”), in an offering at a purchase price per Unit to be determined after the date hereof by discussions between us. Carter Securities LLC and Fordham Financial Management, Inc. will market the Units on the terms described in the Base Prospectus and any Prospectus Supplement (as such terms are hereinafter defined) as co-placement agents (the “Placement Agents”) on a “best-efforts” basis. Each Placement Agent agrees that it will use its reasonable efforts to assist the Company in identifying, evaluating and approaching prospective purchasers of the Units but each Placement Agent disclaims any agreement, expressed or implied, in this Co-Placement Agent Agreement (the “Agreement”) or otherwise, that it will be successful in placing the Units. Notwithstanding anything in this Agreement to the contrary, the Company shall have the sole and absolute discretion to accept or not accept, in whole or in part, the terms of any subscription for Units. Prior to filing the Registration Statement, the Company will obtain the approval of the Placement Agents as to the anticipated price range of the Unit offering and warrant exercise price.
     2. Registration Statement. The Company represents and warrants to each of the Placement Agents and each sub-placement agent and/or selected dealer, if any, and agrees with each such person (collectively, the “Agents”) that:
     (a) The Company will, promptly after the date hereof, file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the Units and the Securities. At the time of such filing, the Company met the requirements of Form S-1 under the Securities Act. Such registration statement will meet the requirements set forth in Rule 430A under the Securities Act and comply with said Rules. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”), a supplement to the form of prospectus included in such registration statement relating to the placement of the Units and the plan of distribution thereof and such other information as may have been omitted from the Base Prospectus in compliance with Rule 430A and has advised the Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as filed with the Commission, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the knowledge of the chief executive officer and chief financial officer of the Company (“Knowledge”), is threatened by the Commission.
     (b) The Registration Statement (and any further documents to be filed with the Commission) will contain all exhibits and schedules as required by the Securities Act. The Registration Statement will comply in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable Rules and Regulations, and the Registration Statement, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Base Prospectus, and each Prospectus Supplement, each as of its respective date, will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period.
     (c) If the Company is not eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act, the Company will not prepare, use or refer to, any free writing prospectus.
     (d) The Company will deliver, as promptly as practicable, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the final Closing Date of Offering, any offering material in connection with the offering and sale of the Units other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.
     3. Representations and Warranties of the Company. Except as set forth in the Registration Statement, the Company hereby makes the representations and warranties set forth below to each of the Agents:
     (a) Organization and Qualification. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth in the Registration Statement. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company and each of the Subsidiaries is an entity incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any subscription agreement or Warrant made with any Purchaser (together with the Agreement, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined in subsection 3(d) below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.
     (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
     (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any Trading Market (as defined below)) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).
     (e) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of its class of common stock (the “Common Stock”) issuable pursuant to the Transaction Documents. The Common Stock is the only class of common stock authorized by the Company’s Certificate of Incorporation. As of the Closing Date, the issuance by the Company of the Securities will be registered under the Securities Act and all of the Shares will be freely transferable and tradable by the persons entering into Subscription Agreements in respect of the Units (the “Purchasers”) without restriction (other than any restrictions arising solely from an act or omission of a Purchaser). The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities has been registered by the Company under the Securities Act. As of the Closing Date, the Registration Statement will be effective and available for the issuance of the Securities thereunder and the Company will not have received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section in the Registration Statement describes the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Purchasers will have good and marketable title to such Securities and the Shares will be freely tradable on the “Trading Market” (which, for purposes of this Agreement shall mean the OTC Bulletin Board).
     (f) Capitalization. The capitalization of the Company is as set forth in the Registration Statement. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

     (g) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports and in the Base Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
     (h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Base Prospectus, except as specifically disclosed in the Base Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(h), no material event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) trading day (any day on which the New York Stock Exchange is open for business) prior to the date that this representation is made.
     (i) Litigation. There is no Proceeding, inquiry, or notice of violation pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (j) Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.
     (k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.
     (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Base Prospectus, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
     (m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.
     (n) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the Base Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (o) Insurance. The Company and the Subsidiaries are insured by such insurers, against such losses and risks, and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of up to $10 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     (p) Transactions with Affiliates and Employees. Except as set forth in the Base Prospectus, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting or director fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option or other agreements under any equity compensation plan of the Company.
     (q) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of each Closing Date (if more than one) (as herein defined in Section 5(b)) of the Offering.
     (r) Certain Fees. Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents as a result of the actions of the Company.
     (s) Trading Market Rules. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC Bulletin Board.
     (t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (u) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

     (v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Trading Market to the effect that the Company is not eligible for quotation on the Trading Market or that the Common Stock will be removed from the Trading Market.
     (w) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.
     (x) Solvency. The Company does not intend to incur debts beyond its ability to pay debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
     (y) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.
     (z) Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     (aa) Regulation M Compliance. The Company has not, and to its Knowledge no one acting on its behalf has, during the Offering, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than as set forth herein), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
     (bb) FINRA Affiliations. There are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or, to the Knowledge of the Company, any five percent (5%) or greater stockholder of the Company.
     4. Representations, Warranties and Covenants of the Placement Agents. Each Placement Agent, severally and not jointly, represents and warrants to, and agrees with, the Company that:
     (a) the Placement Agent is duly organized and is validly existing and in good standing as a limited liability company or a corporation under the laws of its state of organization, with power and authority to perform its obligations under this Agreement; it is a broker-dealer registered and in good standing under the Exchange Act and under the securities or “blue sky” laws of each state in which the Units are being offered or sold by it, and it is a member in good standing of the FINRA and will comply with FINRA Conduct Rule 2740 and all other applicable federal or state securities laws and FINRA rules and regulations.
     (b) the Placement Agent has received the representations and warranties of each of the Agents that such Agent is (a) a member in good standing of the FINRA and will comply with FINRA Conduct Rule 2740 and all other applicable federal or state securities laws and FINRA rules and regulations, or (b) a foreign dealer or institution that is not eligible for membership in the FINRA and that has agreed (i) not to sell Securities within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales of Securities shall be in compliance with Rule 2110-01 of FINRA’s Conduct Rules; (iii) to comply, as though it were a member of the FINRA, with Rules 2730, 2740 and 2750 of FINRA’s Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.
     (c) There are no legal or governmental proceedings pending to which the Placement Agent is a party or of which any of its properties is the subject or, to its Knowledge, threatened, which, if determined adversely to the Placement Agent, would individually or in the aggregate materially and adversely affect the Placement Agent’s ability to perform the Placement Agent’s obligations under this Agreement.
     (d) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by the Placement Agent of its obligations under this Agreement, except such as may be required by FINRA or state securities or “blue sky” laws.
     (e) This Agreement has been duly and validly executed and delivered by or on behalf of the Placement Agent and constitutes a legal, valid, and binding obligation of the Placement Agent enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.
     (f) The Placement Agent shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, engage any Agent for the purpose of placing the Securities.
     (g) The Placement Agent has not, during the Offering, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company. The Placement Agent will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with the Offering.
     5. Offering and Sale of the Units. (a) Each person desiring to purchase Units will be required to complete, execute, and deliver to the Placement Agents and the Company an executed copy of the Subscription Agreement between such Purchaser and the Company.
     (b) Upon the Company’s acceptance of subscriptions (in its sole discretion), consummation of the purchase and sale of the Units with respect to each Purchaser (a “Closing”), shall then be made on the date provided for in the Subscription Agreement between such Purchaser and the Company (a “Closing Date”).
     (c) The Company agrees: (i) to pay the Placement Agents on the initial Closing Date and on any subsequent Closing Date a cash placement fee (“Placement Agent Cash Fee”) of Seven (7%) percent of the gross proceeds of the sale of the Units subscribed for by Purchasers in the Offering on such Closing Date, and (ii) to issue to the Placement Agents (or their designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock of the Company equal to 5% of the aggregate number of Units sold in the Offering on such Closing Date. The Placement Agents agree to allocate the Placement Agent Cash Fee and Placement Agent Warrants among themselves based upon the respective subscription amounts of Purchasers introduced by each of them, and to any other Agents, on terms negotiated and reflected in the applicable selected dealer agreements. Notwithstanding anything to the contrary, in the event that any Purchasers are introduced by the Company, the Placement Agent Cash Fee and the Placement Agent Warrants payable with respect to such Purchasers shall be paid 50% to each Placement Agent. The Placement Agent Warrants shall (A) have a term of five (5) years from the closing date of the Offering, (B) become transferable and exercisable six months from the closing of the Offering, (C) have an exercise price equal to 125% of the price of the Units purchased by Purchasers in the Offering and (D) include a cashless exercise right available in the event the Common Stock underlying such Placement Agent Warrants are not covered by an effective registration statement filed with the Commission at the time of such exercise, and shall otherwise comply with FINRA Conduct Rule 2710. The Company will also reimburse the Placement Agents, upon request, for (1) reasonable and documented expenses (with supporting invoices/receipts) including, without limitation, the costs of delivering the preliminary and final prospectuses to customers directly incurred in performing the services of Placement Agent for the Offering (“Out-of-Pocket Expenses”), up to a maximum of $20,000 per Agent and (2) legal fees and disbursements of the Placement Agents’ respective counsel, not to exceed $60,000 ($30,000 for each Placement Agent’s counsel). Carter Securities LLC acknowledges the prior receipt of $5,000 for its Out-of-Pocket Expenses and the receipt of $10,000 by its counsel, Feldman Weinstein & Smith LLP, in respect of its legal fees and disbursements. The Company shall be responsible for any costs and expenses associated with filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with FINRA, any sales under “blue sky” laws, and the laws of the foreign countries in which the securities will be offered or sold that are required to be made by the Company. Fordham Financial Management, Inc.’s legal counsel, Morse & Morse, PLLC, shall act as “blue sky” counsel for a fixed fee of $20,000 (based on approximately 15 states to be qualified) plus disbursements approved by the Company. Morse & Morse shall provide the Company a list of checks to be produced in payment of such filing fees, which shall be provided by the Company promptly after request therefore and Morse & Morse shall also receive prior to the making of such filings, a $10,000 advance towards its fees. The respective balances of legal fees and disbursements due to Feldman Weinstein & Smith LLP and Morse & Morse, PLLC shall be paid immediately upon (but only in the event of) the Closing.

     (d) Neither the Placement Agents nor the Company shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units; provided, however, that the Agent’s fees and other normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units shall not be prohibited hereby.
     (e) Placement Agents shall be responsible for all filings under FINRA Conduct Rule 2710, and the Company shall pay the filing fee in connection therewith.
     6. Covenants and Agreements of the Company. The Company covenants and agrees with each Placement Agent that:
     (a) It will cooperate with the Agents to enable the Securities to be qualified for sale or eligible for offer and sale pursuant to an exemption from registration under the securities laws of such jurisdictions as the Placement Agent may designate, subject to approval by the Company, and at the Placement Agent’s request will make such applications and furnish such information as may be required of it for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation. It will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for the distribution of the Units.
     (b) It will make available to the Placement Agents and each prospective purchaser of Units at a reasonable time prior to the closing the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information in the SEC Reports or otherwise furnished by the Company to the Placement Agents or any prospective purchaser of Units; provided, however, that the Company shall not be required to disclose any material nonpublic information to any prospective or actual purchaser of Units.
     (c) The Company will file all reports required by applicable law or registration with regard to sales of the Units and use of the proceeds therefrom.
     (d) The Company and the Placement Agents shall enter into an escrow agreement with American Stock Transfer & Trust Company in customary form and substance, into which all Purchaser subscriptions shall be deposited pending Closing.
     7. Indemnification and Contribution.
     (a) In connection with the Company’s engagement of the Placement Agents as placement agent, the Company hereby agrees to indemnify and hold harmless the Placement Agents and their respective Affiliates and each sub-placement agent and/or selected dealer, and their respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a “Claim”), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement (directly or indirectly) of any Agent, or (B) otherwise relate to or arise out of any Agent’s activities on the Company’s behalf hereunder and the Company shall reimburse each such Indemnified Person for all expenses (including the reasonable fees and expenses of not more than one counsel per Agent) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim or the result of a violation of any applicable federal or state securities laws or FINRA rules or regulations by the Agent or any Indemnified Person. The Company further agrees that no Indemnified Person shall have any liability to the Company in connection with services provided hereunder except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct or the result of a violation by such Indemnified Person of any applicable federal or state securities laws or FINRA rules or regulations.
     (b) The Company further agrees that it will not, without the prior written consent of the Placement Agents, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim, provided that if an Agent (or any controlling persons, directors, officers, shareholders, agents or employees of such Agent) other than one of the Placement Agents is an actual party to such Claim, the consent of such Agent shall also be required), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.
     (c) Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure prejudices the Company’s rights and defenses. If the Company so elects, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails to timely or diligently defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.
     (d) The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not an Agent is the Indemnified Person), the Company and each Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Agents on the other, subject to the limitation that in no event shall the amount of any Agent’s contribution to such Claim exceed the amount of fees actually received by such Agent from the Company pursuant to the Engagement Letter and this Agreement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and each Agent on the other, shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to each Agent in connection with such engagement.
     (e) The Company’s indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity.
     8. Survival of Indemnities, Representations, Warranties, etc. The respective representations and warranties of the Placement Agents and the Company as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, or any of the officers or directors of the Company or any controlling person, and shall survive delivery of and payment for the Units for a period ending on the date two years subsequent to the final Closing Date.
     9. Conditions of Agents’ Obligations. The Placement Agents’ and each other Agent’s obligations hereunder are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of each Closing Date, of the representations and warranties made herein by the Company to the compliance in all material respects at and as of each Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each Closing Date and to the following additional conditions:
     (a) the Placement Agent shall not have stated in writing prior to each Closing Date to the Company that the Base Prospectus, Prospectus Supplement or any Exchange Act Document, or any amendment or supplement thereto contains an untrue statement of fact which, in the Placement Agent’s reasonable opinion, is material, or omits to state a fact which, in the reasonable opinion of the Placement Agent, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) the Placement Agent shall have received a certificate, dated the Closing Date, on behalf of the Company by the Chief Executive Officer or the President and the chief financial or accounting officer of the Company to the effect that:
     (i) To the best of the knowledge of the signers, the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) Between the date of this Agreement and the Closing Date, no litigation has been instituted or, to the Knowledge of the Company, threatened against the Company or the Company of a character required to be disclosed in an Exchange Act Document, that has not been so disclosed to the Agents; and
     (iii) Between the date of this Agreement and the Closing Date, there has not been any material adverse change in the financial condition, business, or results of operations of the Company or the Company.

     (c) The Company shall have furnished to the Placement Agents such additional certificates as the Placement Agents may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and as to other conditions to the Agents’ obligations hereunder.
     (d) The Placement Agents shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agents, with reliance language for any authorized co-placement agent or selected dealer, date as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.
     (e) The Placement Agents shall have received a “cold comfort” letter, in customary form and substance, from the Company’s independent auditors.
     If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Placement Agents by notifying the Company of such termination in writing at or prior to a Closing Date, but the Placement Agents shall be entitled to waive any of such conditions.
     10. Effective Date. This Agreement shall become effective upon execution hereof.
     11. Termination. (a) This Agreement may be terminated at any time by the Placement Agents by notice to the Company (i) if at or prior to the Closing Date trading in securities on the Trading Market shall have been suspended for longer than four consecutive hours or minimum or maximum prices shall have been established on the Trading Market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) if at or prior to the Closing Date there shall have been a material escalation of hostilities between the United States and any foreign country, or any other material insurrection or armed conflict involving the United States which, in the Placement Agent’s reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or sell the Units; or (iii) if there shall be any material litigation or regulatory action, pending or threatened against or involving the Company, which, in the reasonable judgment of the Placement Agents, after consultation with the Company, makes it impracticable or inadvisable to offer or deliver the Units on the terms contemplated by this Agreement.
     (b) This Agreement may be terminated by either the Placement Agents or the Company upon 10 days’ written notice to the other party or parties.
     (c) In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 7 and 11(d).
     (d) If the Company terminates this Agreement for any reason (other than the Placement Agents’ material failure to comply with their respective obligations under this Agreement or material breach of the Placement Agents’ representations and warranties) or the Offering fails to close because of the Company’s breach of any representations or warranties contained in this Agreement or the Company’s failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay the Placement Agents’ Out-Of-Pocket Expenses and legal fees and approved disbursements.
     12. Notices. Any notice, consent or other communication given pursuant to this Agreement shall be in writing and shall be effective when (i) delivered personally, (ii) sent by email, telex or telecopier (with receipt confirmed), provided that a copy is mailed registered mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addressee set forth below:

If to CARTER:	Carter Securities LLC
725 Fifth Avenue, 24 flr
New York, NY 10022
Attention: John C. Lipman, Chairman
Phone: 212.989-6899

If to Fordham:	Fordham Financial Management, Inc.
14 Wall Street, 18th Floor
New York, NY 10005
Attention: William Baquet, Chief Executive Officer and President
Phone: 212.732-8500

If to the Company:	PolyMedix
170 N. Radnor-Chester Road, Suite 300
Radnor, PA 19087-5221
Attention: Nicholas Landekic, President and Chief Executive Officer
     13. Successors. This Agreement shall inure to the benefit of and be binding upon each Placement Agent, the Company, and their respective successors and legal representatives, except that neither the Company nor either Placement Agent may, except as otherwise provided herein, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State New York or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. The prevailing party in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable attorney fees, incurred by the prevailing party.
Signature Page Follows

PYMX Placement Agency Agreement
     If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

POLYMEDIX, INC.

By

Name:

Title:

Accepted as of the date first above written

CARTER SECURITIES, LLC	FORDHAM FINANCIAL MANAGEMENT, INC.

By:	By:

Name:	Name:

Title:	Title: